UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer.

On October 21¸ 2015, Islet Sciences, Inc. (the “Company”) announced that David E. Wilder was appointed Chief Financial Officer of the Company, effective October 8, 2015 and Chief Operating Officer of the Company, effective October 19, 2015. Mr. Wilder has not previously held a position with the Company or any of its subsidiaries.

The Company entered into a consulting agreement (the “Wilder Consulting Agreement”) with Mr. Wilder, effective as of October 10, 2015 (the “Wilder Effective Date”) and expiring on October 14, 2016. During the term of the Wilder Consulting Agreement, Mr. Wilder will receive a monthly consulting fee of $12,500. He will also receive a one-time equity award of a stock option to purchase up to 500,000 shares of the Company’s common stock, with such option to vest according to the following schedule: 125,000 shares vesting on the ninety-first (91st) day following the Wilder Effective Date and the remaining 375,000 shares vesting in equal installments of 93,750 shares on the last day of each ninety (90)-day period following the initial vesting date. The option shall have a per-share exercise price equal to the fair market value of the shares of the Company’s common stock on the date of the option grant, as determined by the Company’s Compensation Committee. The foregoing summary of the Wilder Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Wilder Consulting Agreement, filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Wilder, age 61, has more than 25 years’ experience as the principal financial or operating officer of a variety of companies, including those in the medical device, financial services, technology, telecommunications and retail industries, with a focus on underperforming or distressed companies. Mr. Wilder joins the Company from Vanguard Unlimited Inc., master distributor of a broad portfolio of rapid diagnostics testing devices, where he served as Chief Operating Officer and Chief Financial Officer since January 2014. Mr. Wilder served as Chief Financial Officer of Telscape Communications, Inc., where he managed the acquisition of TruConnect Mobile, from November 2012 to November 2013, and as Chief Operating Officer and Chief Financial Officer of Continental Currency Services, Inc. and Sectran Security, Inc. from October 2008 to October 2012.  Mr. Wilder served as an Audit Manager at Deloitte & Touche LLP and earned a Bachelor of Science in Business Administration from the University of Southern California.

There are no understandings or arrangements between Mr. Wilder and any other person pursuant to which Mr. Wilder was selected to serve as Chief Financial Officer and Chief Operating Officer. There are no family relationships between Mr. Wilder and any other director or executive officer of the Company. There are no relationships between Mr. Wilder and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Agreement with Larry K. Ellingson.

As previously announced in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2015, Larry K. Ellingson was appointed Chief Executive Officer and President of the Company effective September 24, 2015. On October 15, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Ellingson, effective as of August 1, 2015 (the “Effective Date”) and expiring on October 14, 2016. During the term of the Consulting Agreement, Mr. Ellingson will receive a monthly consulting fee of $12,500, with the salary for the months of August and September 2015 deferred until January 1, 2016, after which it will be paid ratably over January and February 2016. He will also receive a one-time equity award of a stock option to purchase up to 2,000,000 shares of the Company’s common stock, with such option to vest according to the following schedule: 500,000 shares vesting on the ninety-first (91st) day following the Effective Date and the remaining 1,500,000 shares vesting in equal installments of 375,000 shares on the last day of each ninety (90)-day period following the initial vesting date. The option shall have a per-share exercise price equal to the fair market value of the shares of the Company’s common stock on the date of the option grant, as determined by the Company’s Compensation Committee. The foregoing summary of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Resignation of James A. Harper.

On October 19, 2015, James A. Harper resigned as Chief Operating Officer of the Company, effective immediately.  Mr. Harper did not resign from the Company’s board of directors.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated October 15, 2015, between David E. Wilder and Islet Sciences, Inc.
10.2	Consulting Agreement, dated October 15, 2015, between Larry K. Ellingson and Islet Sciences, Inc.
99.1	Press release announcing appointment of David E. Wilder as Chief Financial Officer and Chief Operating Officer of Islet Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: October 21, 2015	By:	/s/ Larry K. Ellingson
Name: Larry K. Ellingson
Title: Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit Number	Description
10.1	Consulting Agreement dated October 15, 2015, between David E. Wilder and Islet Sciences, Inc.
10.2	Consulting Agreement dated October 15, 2015, between Larry K. Ellingson and Islet Sciences, Inc.
99.1	Press release announcing appointment of David E. Wilder as Chief Financial Officer of Islet Sciences, Inc.